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                                                                      EXHIBIT 11



              DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES


               STATEMENTS RE:  COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                           Three Months Ended                    Nine Months Ended
                                                                December 31,                         December 31,
                                                         --------------------------          ---------------------------
                                                          1996               1995               1996              1995
                                                        ---------          ---------          ---------          --------
  Net income                                            $  3,364          $   2,792          $   9,360          $  7,676
                                                        ========          =========          =========          ========


  Weighted average common shares outstanding
                                                           6,917              6,778              6,916             6,748
                                                        ========          =========           ========          ========

  Net income per common share                           $   0.49          $    0.41          $    1.35          $   1.14
                                                        ========          =========          =========          ========


  Calculation of weighted average common
  shares outstanding:

  Weighted average of common stock
  outstanding                                              6,485              6,307              6,452             6,310

  Weighted average common stock options,
  utilizing the treasury stock method (1)                    432                471                464               438
                                                        --------          ---------           --------          --------


                                                           6,917              6,778              6,916             6,748
                                                        ========          =========           ========          ========



(1) Utilizing the weighted average stock price of $38.18 and $39.40 per share for the three and nine months ended December 31, 1996, respectively, and the weighted average stock price of $30.00 and $25.43 per share for the three and nine months ended December 31, 1995, respectively.